Exhibit 4.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                CHICO'S FAS, INC.

                                    ARTICLE I

                                      Name

         The name of this Corporation shall be:

                                 CHICO'S FAS, INC.


                                   ARTICLE II

                                Term of Existence

         This Corporation is to exist perpetually.


                                   ARTICLE III

                                 General Purpose

         The general purpose for which this Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Business Corporation Act of the State of Florida, and any amendments thereto, and in connection therewith, this Corporation shall have and may exercise any and all powers conferred from time to time by law upon corporations formed under such Act.

                                   ARTICLE IV

                                  Capital Stock

         1.  Authorized Capitalization.

                  (a) The total number of shares of capital stock authorized to be issued by this Corporation shall be:

                  2,500,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

                  25,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"); and
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                  (b) The designation, relative rights, preferences and
liabilities of each class of stock, itemized by class, shall be as follows:

                           (i) Preferred. Shares of the Preferred Stock may be issued from time to time in one or more series. The board of directors of this Corporation (hereafter the "Board of Directors" or "Board") by resolution shall establish each series of Preferred Stock and fix and determine the number of shares and the designations, preferences, limitations and relative rights of each such series, provided that all shares of the Preferred Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations fixed and determined by the Board of Directors between different series:

                                    (A) The rate or manner of payment of
                  dividends.

                                    (B) Whether shares may be redeemed and, if
                  so, the redemption price and the terms and conditions of redemption.

                                    (C) The amount payable upon shares in the
                  event of voluntary and involuntary liquidation.

                                    (D) Sinking fund provisions, if any, for the
                  redemption or purchase of shares.

                                    (E) The terms and conditions, if any, on
                  which the shares may be converted.

                                    (F)  Voting rights, if any.

                                    (G) Any other rights or preferences now or
                  hereafter permitted by the laws of the State of Florida as variations between different series of preferred stock.

                           (ii) Common. Each share of Common Stock shall be entitled to one vote on all matters submitted to a vote of stockholders, except matters required to be voted on exclusively by holders of Preferred Stock or of any series of Preferred Stock. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on the Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary, of this Corporation, the assets and funds of this Corporation available for distribution to stockholders, and remaining after the payment to holders of Preferred Stock of the amounts to which they are entitled, shall be divided and paid to the holders of the Common Stock according to their respective shares.

         2.  No Preemptive Rights.
             --------------------

                  (a) Preferred Stock. Unless otherwise specifically provided in the terms of the Preferred Stock, the holders of any class of Preferred Stock of this Corporation shall have no preemptive right to subscribe for and purchase their proportionate share of any additional Preferred Stock (of the same class or otherwise) or Common Stock issued by this Corporation, from and after the issuance of the shares originally subscribed for by the stockholders of this Corporation, whether such additional shares be issued for cash, property, services or any other consideration and whether or not such shares be presently authorized or be authorized by subsequent amendment to these Articles of Incorporation.

                  (b) Common Stock. The holders of Common Stock of this Corporation shall have no preemptive right to subscribe for and purchase their proportionate share of any additional Preferred Stock or Common Stock issued by this Corporation, from and after the issuance of the shares originally subscribed for by the stockholders of this Corporation, whether such additional shares be issued for cash, property, services or any other consideration and whether or not such shares be presently authorized or be authorized by subsequent amendment to these Articles of Incorporation.

         3. Payment for Stock. The consideration for the issuance of shares of capital stock may be paid, in whole or in part, in cash, in promissory notes, in other property (tangible or intangible), in labor or services actually performed for this Corporation, in promises to perform services in the future evidenced by a written contract, or in other benefits to this Corporation at a fair valuation to be fixed by the Board of Directors. When issued, all shares of stock shall be fully paid and nonassessable.

         4. Treasury Stock. The Board of Directors of this Corporation shall have the authority to acquire by purchase and hold from time to time any shares of its issued and outstanding capital stock for such consideration and upon such terms and conditions as the Board of Directors in its discretion shall deem proper and reasonable in the interest of this Corporation.


                                    ARTICLE V

                     Registered Office and Registered Agent

         The registered office of this Corporation shall be located at 15550 McGregor Boulevard, Ft. Myers, Florida 33908 and the registered agent of this Corporation at such office shall be Jeffrey J. Zwick. This Corporation shall have the right to change such registered office and such registered agent from time to time, as provided by law.


                                   ARTICLE VI

                                    Directors

         1. Number. The Board of Directors of this Corporation shall consist of not less than three (3) nor more than nine (9) members, the exact numbers of directors to be fixed from time to time as provided in the bylaws of this Corporation.

         2. Classification. Commencing with the 1993 annual meeting of stockholders, the Board of Directors shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible. At the 1993 annual meeting of stockholders, directors of the first class (Class I) shall be elected to hold office for a term expiring at the 1994 annual meeting of stockholders; directors of the second class (Class II) shall be elected to hold office for a term expiring at the 1995 annual meeting of stockholders; and directors of the third class (Class III) shall be elected to hold office for a term expiring at the 1996 annual meeting of stockholders. At each annual meeting of stockholders after 1993, the successors to the class of directors whose terms then shall expire shall be identified as being the same class as the directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of stockholders.

         If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by this Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article IV hereof, and such directors so elected shall not be divided into classes pursuant to this Article VI unless expressly provided by such terms.

         3. Powers. The business and affairs of this Corporation shall be managed by the Board of Directors, which may exercise all such powers of this Corporation and do all such lawful acts and things as are not by law directed or required to be exercised or done by the stockholders.

         4. Quorum. A quorum for the transaction of business at all meetings of the Board of Directors shall be a majority of the number of directors determined from time to time to comprise the Board of Directors, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

         5. Removal. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of this Corporation may be removed from office for cause by the stockholders of this Corporation at any annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding shares of Common Stock of this Corporation. Notice of any such annual or special meeting of stockholders shall state that the removal of a director or directors for cause is among the purposes of the meeting. Directors may not be removed by the stockholders without cause.

         6. Vacancies. Newly created directorships resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director, or by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         7. Nominations and Elections. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at meetings of stockholders.

         Nominations of persons for election to the Board of Directors of this Corporation may be made at a meeting of stockholders by or at the direction of:
(a) the Board of Directors; (b) by any nominating committee or person appointed by the Board; (c) or by any stockholder of this Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article VI, Section 7.

         Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of this Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of this Corporation not less than 60 days prior to the date of the meeting at which the director(s) are to be elected, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice was given or such public disclosure was made.

         A stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of this Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on this Corporation's books, of the stockholder and (ii) the class and number of shares of this Corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice. This Corporation may require any proposed nominee to furnish such other information as may reasonably be required by this Corporation to determine the eligibility of such proposed nominee to serve as a director of this Corporation.

         The presiding officer of the meeting shall determine and declare at the meeting whether the nomination was made in accordance with the terms of this
Article VI, Section 7. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article VI, Section 7, he or she shall so declare at the meeting and any such defective nomination shall be disregarded.

                                   ARTICLE VII

                                     Address

         The address of the principal office and mailing address of this Corporation shall be:

                            15550 McGregor Boulevard
                           Ft. Myers, Florida  33908

                                  ARTICLE VIII

                              Stockholder Meetings

         1. Annual Meetings. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, the Board of Directors, or (b) by any stockholder of this Corporation who complies with the notice procedures set forth in this Article VIII, Section 1 and the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

         For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of this Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of this Corporation not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was given or the day on which such public disclosure was made.

         A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on this

Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of this Corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal.

         The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Article VIII, Section 1. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Article VIII, Section 1, he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

         This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

         2. Special Meetings. Special meetings of the stockholders of this Corporation for any purpose or purposes may be called at any time by (a) the Board of Directors; (b) the Chairman of the Board of Directors (if one is so appointed); (c) the President of this Corporation; or (d) by holders of not less than 25% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, if such stockholders sign, date and deliver to this Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Special meetings of the stockholders of this Corporation may not be called by any other person or persons.

         At any special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been set forth in the notice of such special meeting.

         3. Written Consents. Effective beginning as of June 1, 1993, any action required or permitted to be taken at any annual or special meeting of stockholders of this Corporation may be taken only upon the vote of such stockholders at an annual or special meeting duly called in accordance with the terms of this Article VIII, Section 1 and 2, and may not be taken by written consent of such stockholders.

                                   ARTICLE IX

                                   Amendments

         This Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are subject to this reservation. Notwithstanding anything contained in these Articles of Incorpora-tion to the contrary, the affirmative vote of at least 66-2/3% of the outstanding shares of Common Stock of this Corporation shall be required to amend or repeal Articles VI or VIII of these Articles of Incorporation or to adopt any provision inconsistent therewith.


                                    ARTICLE X

                                     Bylaws

         1. Adoption, Amendment, Etc. The power to adopt the bylaws of this Corporation, to alter, amend or repeal the bylaws, or to adopt new bylaws, shall be vested in the Board of Directors of this Corporation; provided, however, that any bylaw or amendment thereto as adopted by the Board of Directors may be altered, amended, or repealed by vote of the stockholders entitled to vote thereon, or a new bylaw in lieu thereof may be adopted by the stockholders, and the stockholders may prescribe in any bylaw made by them that such bylaw shall not be altered, amended or repealed by the Board of Directors.

         2. Scope. The bylaws of this Corporation shall be for the government of this Corporation and may contain any provisions or requirements for the management or conduct of the affairs and business of this Corporation, provided the same are not inconsistent with the provisions of these Articles of Incorporation, or contrary to the laws of the State of Florida or of the United States.

         IN WITNESS WHEREOF, CHICO'S FAS, INC. has caused these Amended and Restated Articles of Incorporation to be executed and acknowledged by its President and Secretary this 23rd day of March, 1993.


ATTEST:                                              CHICO'S FAS, INC.

         (CORPORATE SEAL)


  /s/ Helene B. Gralnick             By: /s/ Jeffrey J. Zwick
------------------------------           ---------------------------
Helene B. Gralnick, Secretary           Jeffrey J. Zwick, President / Registered
                                        Agent

I hereby am familiar with and accept the duties and responsibilities as registered agent for Chico's FAS, Inc.

                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                CHICO'S FAS, INC.

         Chico's FAS, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Florida, in order to amend its Articles of Incorporation, in accordance with the requirements of Chapter 607, Florida Statutes, does hereby, by and through the undersigned, its President and Secretary, submit this Certificate of Amendment of Amended and Restated Articles of Incorporation and in connection therewith does hereby state as follows:

                  1. The name of the Corporation is Chico's FAS, Inc.

                  2. This Certificate of Amendment has been adopted and approved in connection with a share division pursuant to Section 607.10025, Florida Statutes. The resolution approving the division of shares was adopted and approved by the Board of Directors of the Corporation on December 14, 1999, without shareholder action. Shareholder action was not required on the authority of and pursuant to Section 607.10025(2), Florida Statutes.

                  3. The amendment to the Amended and Restated Articles of Incorporation being effectuated hereby does not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and does not result in the percentage of authorized shares that remain unissued after the division exceeding the percentage of authorized shares that were unissued before the division.

                  4. All shares of the Corporation's Common Stock outstanding on December 27, 1999 are subject to the division, each share to be divided into two shares. The par value of the shares shall remain unchanged.

                  5. The Amendment to the Corporation's Amended and Restated Articles of Incorporation as adopted by the Board of Directors of the Corporation and as effected hereby (the "Amendment") is to delete in its entirety Section 1(a) of Article IV of the Amended and Restated Articles of Incorporation of the Corporation, and in its place substitute the following:

                   ********************************************

                           (a) The total number of shares of capital stock
                  authorized to be issued by this Corporation shall be:

                           2,500,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").

                           50,000,000 shares of common stock, par value $.01 per share (the "Common Stock").

                  *********************************************

                  6. The Amendment effected hereby shall be effective immediately upon filing by the Secretary of State of the State of Florida.

         IN WITNESS WHEREOF, the foregoing instrument has been duly executed and delivered by the Corporation by its undersigned officer and director this 27th day of December, 1999.


                          CHICO'S FAS, INC.



                          By:  /s/ Marvin J. Gralnick
                                  -----------------------------------
                                Marvin J. Gralnick, President and member of the Board of Directors of the Company